ASSIGNMENT AND
FIRST AMENDMENT OF THE
TRANSFER AGENT SERVICING AGREEMENT

THIS ASSIGNMENT AND FIRST AMENDMENT dated as of November 17, 2017, to the Transfer Agent Servicing Agreement dated as of June 1, 2017 (the "Agreement"), is entered into by and between EAGLE CAPITAL APPRECIATION FUND, EAGLE GROWTH & INCOME FUND, AND EAGLE SERIES TRUST (each, a “Trust” and collectively the “Trusts” or the “Eagle Family of Funds”), each a Massachusetts business trust, Carillon Series Trust, a Delaware trust (“Carillon”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to change the names of the Trusts and the Funds and to add additional Funds; and

WHEREAS, in one or more transactions the Funds, Eagle Capital Appreciation Fund and Eagle Growth & Income Fund have been merged into and become series of the Carillon Series Trust; and

WHEREAS, the Trusts desire to assign the Agreement to Carillon, Carillon desires to accept the assignment of the Agreement from the Trusts, and USBFS desires to consent to such assignment; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both all parties and authorized or approved by the Boards of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.	The Trusts hereby assign the Agreement to Carillon, Carillon hereby accepts such assignment, and USBFS hereby consents to such assignment.

2.	All references to the “Eagle Series Trust” shall be replaced with the “Carillon Series Trust.” All references to the “Eagle Family of Funds” shall be replaced with the “Carillon Mutual Funds.”

3.	Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signatures on the Following Page]

Eagle – 11/2017

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EAGLE CAPITAL APPRECIATION FUND EAGLE GROWTH & INCOME FUND EAGLE SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Susan Walzer	By:	/s/ Joseph Neuberger
Name:	Susan Walzer	Name:	Joseph Neuberger
Title:	Principal Executive Officer	Title:	President

CARILLON SERIES TRUST

By:	/s/ Susan Walzer
Name:	Susan Walzer
Title:	Principal Executive Officer

Eagle – 11/2017

Amended Exhibit A
to the
Transfer Agent Servicing Agreement

Fund Names

Separate Trusts of the Carillon Mutual Funds and Series Thereof, if Any

Name of Trust

Carillon Series Trust
Carillon Capital Appreciation Fund
Carillon Growth & Income Fund
Carillon Clarivest Capital Appreciation Fund
Carillon Eagle Growth & Income Fund
Carillon Clarivest International Stock Fund
Carillon Eagle Investment Grade Bond Fund
Carillon Eagle Mid Cap Growth Fund
Crillon Eagle Mid Cap Stock Fund
Carillon Eagle Small Cap Growth Fund
Carillon Eagle Smaller Company Fund
Carillon Couger Tactical Allocation fund
Carillon Reams Core Bond Fund
Carillon Reams Core Plus Bond Fund
Carillon Scout International Fund
Carillon Reams Low Duration Bond Fund
Carillon Scout Mid Cap Fund
Carillon Scout Small Cap Fund
Carillon Reams Unconstrained Bond Fund

Eagle – 11/2017
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